EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-127737 on Form S-8 of BankFinancial Corporation of our report dated May 24, 2019 appearing in this Annual Report on Form 11-K of BankFinancial and Subsidiaries Associate Investment Plan for the year ended December 31, 2018.

/s/ Crowe LLP
Oak Brook, Illinois
May 24, 2019